Exhibit 10.4

EMPLOYMENT CONTRACT

TIANJIN LABOR AND SOCIAL SECURITY ADMINISTRATION

EXECUTION INSTRUCTIONS

1.	In compliance with <China Labor Law>,employer and employee shall execute employment contract in written on legal, fair, willing basis

2.	Employer shall not hire minors under 16

3.	Employment contract could include probation period term and the length of probation shall be in compliance with <China Labor Law> term 19, probation period is included in the term of employment period

4.	Employment contract shall include the salary term in accurate and the salary shall not be lower than local lowest salary rate

5.
If employer failed to pay remuneration in full on time or failed to contribute to employee’s social insurance or employer has other activities violating related law or regulation, employee could complain to local ministry of labor and social security and can terminate this contract

6.	Employer shall set up employment regulations, these regulations could be as the attachment of employment contract, both parties shall comply to

7.	The employment contract shall be filled with ink in clear writing, employment contract shall not be altered

8.	The employment contract shall be executed by both parties in person, employee can not assign others to execute on behalf of him/her

9.	The employment contract is legally binding, both parties shall comply to the terms and perform their obligations under the employment contract

1.	Basic information of signatories

(1)	Employer

Party A (employer): Tianjin Shisheng Investment Group Ltd.

Legal representative (or key management):

Address:

Tel:

(2)	Employee

Name:

Home address:

Personal ID:

Tel:

2.	Employment term

This is a fixed term of _____ employment contract, from __________ to __________

3.	Responsibilities and working location

(1)	Employee agrees to work as ______________, responsibilities of employee is __________

(2)	Working location is Tianjin Tariff-free zone

4.	Working hour and vocation

(1)	Employer utilizes Standard working hour

(2)	Except public holiday, employee is entitled to enjoy _______days leave with pay annually once he works for employer for more than 1 year

5.	Remuneration

(1)	Employer pays monthly on 5th of each month

(2)	Employee’s monthly salary is RMB __________

6.	Social insurance

(1)
Both parties contribute to social benefit plan in compliance with government’s regulations, including pension, unemployment, medical, safety of working, maternity etc. to ensure employer is entitled to benefit for social plans

(2)	Employee is entitled to pay social security fee, employer shall deduct from employee’s salary and pay on behalf

7.	Working safety, working environment and occupational exposure and protection

(1)
Employer shall strictly complies with working safety laws, regulations and bylaws, provides working safety training to employee and to enhance the working environment continuously to ensure employee’s safety and healthiness in the working place

(2)
Employer shall provide the necessary articles for working safety tom employees in compliance with country and local government regulations and management instructions, shall also provide the medical check for employees

(3)	Employee shall obey working safety management and healthy and environmental management rules

(4)	Employee deceases or sick due to occupational exposure, employer shall compensate according to related regulations

8.	Rescind, terminate and extend of employment contract

(1)	Rescind, terminate or extend of employment contract, by both parties or by each party alone, shall comply to the terms of <Labor Law>

(2)	Employee shall complete the transfer of responsibilities prior to the expiration of employment contract

9.	Breach of contract and compensation

(1)	Employer provides training to employee and covers the training related expenses, both parties agree the following of if each party breach the contract

None

(2)
Employee, as the key management or key technical personnel, or as other key personnel who has the confidentiality obligation, both parties agree the scope, location, term and financial compensation if any party breach of the contract

None

10.	Other agreements

None

11.	Settlement of disputes

If parties have disputes over this contract, they shall settle by negotiation fist, failed on negotiation, any party can bring the case to local labor arbitration, if any party is unsatisfied with the arbitration result, the party can then bring the case to court

12.	Others

(1)	Any unsettled issues in this agreement shall be settled and solved in compliance with country and local regulations and management rules

(2)	Disputes between this agreement with government policies shall comply to governmental policies

(3)	Both parties shall study carefully of their rights and obligations under this agreement

(4)	This contract is valid from the date of execution. Two copies are held by each party of one

Party A: (seal or legal person execution) __________

Party B: __________